Florida Department of State
Division of Corporations
Public Access System
Katherine Harris, Secretary of State

Electronic Filing Cover Sheet

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(((H01000101854 7)))

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FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
2001 SEP 25 PM 2:06

To:
Division of Corporations
Fax Number : (850)205-0380

From:
Account Name : ATLAS PEARLMAN, P.A. —MAM
Account Number : 076247002423
Phone : (954)763-1200
Fax Number : (954)766-7800

RECEIVED
01 SEP 25 AM 11:32
DIVISION OF CORPORATIONS

BASIC AMENDMENT

GENESIS TECHNOLOGY GROUP, INC

Certificate of Status	0
Certified Copy	1
Page Count	04
Estimated Charge	$43.75

Amended & Restated
W/NAME CHANGE

6217-0700 09/25/01 DC

FLORIDA DEPARTMENT OF STATE
Katherine Harris
Secretary of State

September 24, 2001

GENESIS TECHNOLOGY GROUP, INC
301 CLEMATIS STREET
SUITE 3124
WEST PALM BEACH, FL 33401

SUBJECT: GENESIS TECHNOLOGY GROUP, INC
REF: P01000088520

We received your electronically transmitted document. However, the document has not been filed. Please make the following corrections and refax the complete document, including the electronic filing cover sheet.

If an amendment was adopted by the incorporators or board of directors without shareholder action, a statement to that effect and that shareholder action was not required must be contained in the document.

Please return your document, along with a copy of this letter, within 60 days or your filing will be considered abandoned.

If you have any questions concerning the filing of your document, please call (850) 245-6880.

Karen Gibson
Corporate Specialist

FAX Aud. #: H01000101854
Letter Number: 701A00053143

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
2001 SEP 25 PM 2:06

H01000101854 7

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF GENESIS TECHNOLOGY GROUP, INC

The undersigned, being all the Board of Directors of Genesis Technology Group, Inc (hereinafter the "Corporation"), a Florida corporation, do hereby certify and set forth:

1. The Articles of Incorporation of the Corporation, file #P01000088520, were filed on August 15, 2001 with the Florida Department of State.

2. The Articles of Incorporation are amended, as authorized by The Florida Business Corporation Act, (i) to increase the authorized number of shares which the corporation shall have authority to issue to 200,000,000 shares of Common Stock, par value $.001 per share and (ii) 20,000,000 shares of Preferred Stock, par value $.001.

3. The Amended and Restated Articles of Incorporation were adopted by the Board of Directors on September 21, 2001, pursuant Section 607.0821 of the Florida Business Corporation Act. The Corporation has issued no stock, therefore, shareholder approval was not required. To effect the foregoing, the text of the Articles of Incorporation is hereby restated and amended as herein set forth in full:

ARTICLE I
CORPORATE NAME

The name of this Corporation shall be: GENESIS TECHNOLOGY GROUP, INC.

ARTICLE II
PRINCIPAL OFFICE AND MAILING ADDRESS

The principal office and mailing address of the Corporation is 301 Clematis Street, Suite 3124, West Palm Beach, Florida 33401.

BRIAN A. PEARLMAN, ESQ., FLA. BAR #0157023
Atlas Pearlman, P.A.
350 E. Las Olas Boulevard, Suite 1700
Ft. Lauderdale, FL 33301
Phone No.: (954) 763-1200

H01000101854 7

H01000101854 7

ARTICLE III
NATURE OF CORPORATE BUSINESS AND POWERS

The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

ARTICLE IV
CAPITAL STOCK

The maximum number of shares of stock that this Corporation shall be authorized to issue and have outstanding at any one time shall be: 200,000,000 shares of Common stock, $.001 par value per share and 20,000,000 shares of Preferred Stock, par value $.001 per share. Series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

ARTICLE V
REGISTERED AGENT AND
INITIAL REGISTERED OFFICE IN FLORIDA

The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:

Kenneth Shenkman
301 Clematis Street, Suite 3124
West Palm Beach, FL 33401

ARTICLE VI
INCORPORATOR

The name and address of the person signing these Articles of Incorporation as the Incorporator is Kenneth Shenkman, 301 Clematis Street, Suite 3124, West Palm Beach, Florida 33401.

ARTICLE VII
OFFICERS AND DIRECTORS

The initial officer(s) and/or director(s) of the corporation are:

Title: President
James Wang
301 Clematis Street, Suite 3124
West Palm Beach, FL 33401

Title: President
Kenneth Shenkman
301 Clematis Street, Suite 3124
West Palm Beach, FL 33401

ARTICLE VIII
INDEMNIFICATION

This Corporation may indemnify any director, officer, employee or agent of the corporation to the fullest extent permitted by Florida law.

ARTICLE IX
AFFILIATED TRANSACTIONS

This Corporation expressly elects not to be governed by Section 607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

ARTICLE X
CONTROL SHARE ACQUISITIONS

This Corporation expressly elects not to be governed by Section 607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.

IN WITNESS WHEREOF, this Amended and Restated Articles of Incorporation of the Corporation has been executed on September 21, 2001.

Kenneth Shenkman, Vice President